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                                  EXHIBIT 23.1





























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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Emeritus Corporation:

We consent to the use of our report dated February 23, 1996, except as to note 12, which is as of March 19, 1996, incorporated herein by reference.



                                   /s/ KPMG PEAT MARWICK LLP


Seattle, Washington
June 13, 1996